Exhibit 10.21

ASSIGNMENT AND ASSUMPTION OF

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Assignment”) is made and entered into as of the 30th day of June, 2014, by RREEF AMERICA L.L.C., a Delaware limited liability company (“Assignor”) and RPT ANAHEIM HILLS OFFICE PLAZA, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Anaheim Hills Office Plaza, LLC, a Delaware limited liability company and Assignor entered into that certain Purchase and Sale Agreement dated as of June 16, 2014 (as amended, the “Agreement”) with respect to certain real property located at 160 N. Riverview Drive, Anaheim, Orange County, California; and

WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Agreement to Assignee, and Assignee desires to accept such assignment from Assignor.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, Ten and No/100 U.S. Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under the Agreement, excluding, however, Assignor’s right to the return of the Buyer’s Letter of Credit (as such capitalized term is defined in the Agreement). Notwithstanding anything to the contrary set forth herein, Assignor shall not be relieved of any of its obligations under the Agreement but shall remain jointly and severally liable with Assignee therefor.

2. Assumption. Assignee hereby assumes all of Assignor’s obligations, duties and liability under the Agreement.

3. Governing Law. This Assignment shall be construed and enforced in accordance with and governed by the laws of the State of California.

4. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed under seal, all the day and year first above written.

ASSIGNOR:

RREEF AMERICA L.L.C., a Delaware limited liability company

By:	/S/ VIKRAM MEHRA
Name:	Vikram Mehra
Title:	Director

By:	/S/ JULIANNA S. INGERSOLL
Name:	Julianna S. Ingersoll
Title:	Vice President

ASSIGNEE:

RPT ANAHEIM HILLS OFFICE PLAZA, LLC, a Delaware limited liability company

By:	/S/ PETER METTE
Name:	Peter Mette
Title:	Vice President